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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(b) OR (g) OF THE

                       SECURITIES EXCHANGE ACT OF 1934

                     STRUCTURED OBLIGATIONS CORPORATION
                     ----------------------------------

           (Exact name of registrant as specified in its charter)

                 Delaware                                13-374117
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(State of incorporation or organization)     (IRS Employer Identification No.)

               270 Park Ave.
            New York, New York                             10017
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(Address of principal executive offices)                 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [x]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. [ ]


      Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class                Name of Each Exchange on Which
            to be so Registered                Each Class is to be Registered
            -------------------                ------------------------------

         35,550 Select Notes Trust
Long Term Certificates Series 2003-3 with
     a principal amount of $35,550,000
           (the "Certificates")                    American Stock Exchange
-----------------------------------------      ------------------------------

      Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
                                    ----



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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "Certain Federal Income Tax Considerations" in Registrant's Prospectus Supplement related to the Select Notes Trust, Long Term Certificates Series 2003-3, which Prospectus Supplement is hereby deemed to be incorporated by reference into this Form 8-A, a copy of which Prospectus Supplement is to be filed pursuant to Rule 424(b) under the Securities Act as of the date such Prospectus Supplement is to be filed, and "Risk Factors" and "Description of the Certificates" in Registrant's Prospectus, dated March 25, 2002, which description is incorporated herein by reference.

Item 2.  Exhibits.
         --------

                  1. Certificate of Incorporation of Structured Obligations Corporation is set forth as Exhibit 3.1 to Registration Statement No. 333-67188 on Form S-3 (the "Registration Statement") and is incorporated herein by reference.

                  2. By-laws, as amended, of Structured Obligations Corporation are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

                  3. Form of Corporate Trust Agreement is set forth as
Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.

                  4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

                  5. Preliminary Prospectus Supplement dated July 21, 2003 related to the Select Notes Trust, Long Term Certificates Series 2003-3, which was filed with the Securities and Exchange Commission on or about July 23, 2003, pursuant to Rule 424(b) under the Securities Act of 1933, and is incorporated herein by reference.

                  6. Prospectus Supplement dated July 25, 2003 related to the Select Notes Trust Securities Long Term Certificates Series 2003-3, which was filed with the Securities and Exchange Commission on or about July 25, 2003, pursuant to Rule 424(b) under the Securities Act of 1933, and is incorporated herein by reference.

                  7. Select Notes Trust Supplement LT 2003-3 related to the Select Notes Trust Long Term Certificates Series 2003-3, which is attached hereto.

                  8. Advancing Agreement, related to the Select Notes Trust Long Term Certificates Series 2003-3, a copy of which is attached hereto.





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                                  SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                               STRUCTURED OBLIGATIONS
                                                    CORPORATION
Date: July 29, 2003




                                               By: /s/ Chadwick S. Parson
                                                   ----------------------
                                                   Chadwick S. Parson
                                                   Authorized Signatory




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